SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 2, 2007

HOST HOTELS AND RESORTS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

0-25087	52-2095412
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02—Termination of Material Definitive Agreement

On and effective May 2, 2007, various subsidiaries of the Company defeased the lien encumbering the collateral that secured the loan made pursuant to that certain Loan Agreement dated July 8, 1999 with Bankers Trust Company, as lender (the “CMBS Loan”). In connection with the defeasance, the Company replaced the collateral for the CMBS loan with treasury securities and was released from its obligations under the CMBS Loan (other than obligations resulting from any Event of Default arising prior to the defeasance as a result of which the lender suffers a loss and certain customary obligations that specifically survive termination of the CMBS Loan).

The CMBS Loan was a non-recourse financing secured by a portfolio of 8 hotels, and bore fixed annual interest rates as follows:

with respect to Component A of $214,117,105, 7.05315%;

with respect to Component B-1 of $100,000,000, 7.34315%;

with respect to Component B-2 of $88,362,895, 7.34315%;

with respect to Component C of $42,975,000, 7.43315%;

with respect to Component D of $98,900,000, 7.72315%;

with respect to Component E of $35,875,000, 7.79315%;

with respect to Component F of $46,800,000, 8.04315%; and

with respect to Component G of $37,880,000, 8.82313%.

The Company paid approximately $548 million in connection with the defeasance of the CMBS Loan, which had an outstanding principal balance of approximately $514 million, and which amount included approximately $34 million in prepayment and other costs.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
By:	HOST HOTELS & RESORTS, INC.
Its General Partner

By:	/s/ Larry K. Harvey
Larry K. Harvey
Senior Vice President and Chief Accounting Officer

Date: May 3, 2007

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